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                                                                   Exhibit 10.04

                              EMPLOYMENT AGREEMENT

     This employment agreement ("Agreement") is made and entered into effective November 15, 2003 by and between Velocity Express, Inc., hereinafter referred to as "the Company" or "Velocity", and Wesley Fredenburg, hereinafter referred to as "Employee".

     Article 1. Employment and Term

     1.01. Velocity hereby agrees to employ Employee in the capacity of VP & General counsel and Employee hereby accepts and agrees to such employment from and after the date of this agreement, on the terms and conditions of this agreement. Subject to the termination provisions herein, the term of this agreement will be for two years from the date hereof and will be renewed only at the discretion of Velocity.

     1.02. Employee shall generally have the authority, responsibilities, and perform such duties as are customarily performed by VP and General Counsel in other or similar businesses as that engaged in by Velocity. Employee shall also render such additional services and duties as may be reasonably requested of him from time to time by Velocity.

     1.03. Employee shall report to [stated position] and/or the person designated by the Company's CEO and/or President. Velocity retains the discretion to transfer or reassign Employee to another Employee position or to other Employee duties and any such transfer or reassignment shall not affect the enforcement of this Agreement.

     Article 2. Best Efforts

     2.01. Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Velocity.

     Article 3. Employment at Will

     3.01. This Agreement is not an employment agreement for any specific term. Employee acknowledges and agrees that employment with the Company is not for any specific period of time and he has the right to resign from such employment at any time he desires. The Employee further acknowledges and agrees that the Company similarly has the right to terminate the employment relationship at any time it desires to do so, with or without cause and with or without notice, subject only to the severance provisions herein.

     Article 4. Compensation and Benefits

     4.01. Employee will be paid a bi-weekly base salary of $8,653.85 Dollars ($225,000), pursuant to Velocity's normal payroll procedures and dates. Any increase in Employee's base salary shall be made within Velocity's sole judgment and discretion.

     4.02. Employee shall be eligible to receive such fringe benefits as are, and may be, made available to other employees of Velocity from time to time in the exclusive discretion of Velocity's Board of Directors. Such benefits may include, but are not limited to, a medical and dental plan, short-term disability plan, long term disability plan, and a life insurance plan. Velocity is not obligated to provide or continue any of these benefits and may, without any prior notice, discontinue

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any benefit already provided or as may be provided in the future, within the exclusive discretion of the Company's Board of Directors.

     Article 5. Vacation and Leave

     5.01. Employee is entitled to paid vacation per year consistent with the Company's policy for other employees, in addition to Velocity's normal holidays. Vacation time will be scheduled taking into account the Executive's duties and obligations at Velocity. Sick leave, holiday pay and all other leaves of absence will be in accordance with Velocity's stated personnel policies.

     Article 6. Termination

     6.01. Employee may resign his position and terminate his/her employment by giving Velocity 60 days written notice of his intention to resign. Velocity may, at its option, waive the remaining notice period and terminate Employee immediately without any notice period or severance obligations. If requested by the Company, Employee agrees to cooperate in training his successor until his actual termination. In the event of such resignation, Employee shall receive only that compensation earned through his last day of employment; provided, however, that in the event Employee completes said training of a successor, Employee shall be entitled to all or a portion of any bonus due Employee pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.

     6.02. Velocity may, subject to applicable law, terminate this Agreement by giving Employee two (2) months notice if Employee, due to sickness or injury, is prevented from carrying out his essential job functions for a period of six (6) months or longer. In the event of such termination, Employee shall receive only that compensation earned through the date of termination; provided, however, that Employee shall be entitled to all or a portion of any bonus due Employee pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.

     6.03. Employee's employment and this Agreement will be deemed terminated upon the death of the Employee. In the event of such termination, the Employee's heir(s), as identified on the Employee's life insurance beneficiary card, shall receive only compensation earned through the date of termination provided, however, that Employee shall be entitled to all or a portion of any bonus due Employee pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.

     6.04. Any other provision of this Agreement notwithstanding, the Company may terminate Executive's employment without notice if the termination is based on any of the following events that constitute Cause:

     (a) Any conviction or nolo contendere plea by Employee to a felony or gross misdemeanor, or misdemeanor involving moral turpitude, or any public conduct by Employee that has or can reasonably be expected to have a detrimental effect on Velocity; or

     (b) Any fraud, misappropriations or embezzlement, breach of confidentiality, noncompetition, fiduciary duty or other obligation to Company, by Employee or intentional material damage to the property or business of Velocity.

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     In the event of such termination, and not withstanding any contrary provision otherwise stated, Employee shall receive only his base salary earned through the date of termination.

     Article 7. Non-renewal of Contract and Severance

     7.01. During the two (2) year period of this Agreement, if the Company, its successors or assigns, terminates Executive's employment for any reason other than those listed in Sections 6.02 and 6.03 above, the Company, its successors or assigns, shall:

     (a) pay Employee as severance pay each month for twelve (12) consecutive months following his termination his monthly base salary in effect at the time of separation, less customary withholdings, beginning one (1) month after termination;

     (b) if Employee timely elects to continue his group health and dental insurance coverage pursuant to applicable COBRA/continuation law and the terms of the respective benefit plans, pay on Employee's behalf the premiums for such coverage for the lesser of (i) twelve (12) months, (ii) such time as Employee's COBRA/continuation rights expire, and (iii) the date on which Employee becomes eligible to participate in any other health and welfare benefit program; and

     (c) cause the immediate vesting of any unvested stock options or stock grants then held by Employee.

     7.02 At the termination of this Agreement, Velocity may, in its sole discretion, extend, renew or renegotiate the Agreement. Any such renewal or extension must be in writing.

     (a) In the event that Velocity elects to not renew or extend this Agreement, Velocity may, in it sole discretion, offer to Employee severance for a period of up to twelve (12) month (the "Severance Option") in exchange for Employee executing a restrictive covenant as set forth in Exhibit A, hereto. If Velocity offers, and Employee accepts the Severance Option, Velocity will pay each month for twelve
          (12) consecutive months following Employees termination his monthly base salary in effect at the time of separation, less customary withholdings, beginning one (1) month after termination.

     (b) In the event that Velocity does not offer Employee the Severance Option, Employee will not be entitled to any severance or benefits.

     Article 8. Nondisclosure

     8.01. Except as permitted or directed by Velocity or as may be required in the proper discharge of Executive's employment hereunder, Employee shall not, during the Term or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of Velocity, including without limitation, whether or not reduced to writing, customer lists, customer files or information, planning and financial information, contracts, sales and marketing information, business strategy or opportunities for new or developing business, which Employee has prepared, acquired or become acquainted with during his employment by the Company. Upon termination of Employee's employment for any reason, Employee shall promptly return to Velocity all such confidential, trade secret and proprietary information, including all copies thereof, then in Executive's possession, control or influence, whether prepared by Employee or others.

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     8.02. The Employee understands and agrees that any violation of this
Article 8 while employed by the Company may result in immediate disciplinary action by Velocity, including termination of employment.

     8.03. The provisions of this Article 8 shall survive termination of this Agreement indefinitely.

     Article 9. Miscellaneous

     9.01. Governing Law. This Agreement shall be governed and construed according to the laws of the State of Minnesota without regard to conflicts of law provisions. The parties further agree that all legal actions hereunder shall only be brought in an appropriate Minnesota court and both parties hereby consent to such exclusive jurisdiction.

     9.02. Successors. This Agreement is personal to Employee and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity. This Agreement may be assigned by Velocity and Velocity may require any successors or assigns to expressly assume and agree to perform Velocity's obligations under this Agreement.

     9.03. Waiver. The waiver by the Company of the breach or nonperformance of any provision of this Agreement by Employee will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement or any similar agreement with any other employee.

     9.04. Modification. This Agreement supersedes and replaces any and all prior oral or written understandings or agreements, if any, between the parties relating to the subject matter of this Agreement, which are hereby revoked. Additionally, the severance provisions of Article 7 supersede and replace all rights Employee may otherwise have under the Company's regular severance or termination policies. The parties agree that this Agreement (a) is the entire understanding and agreement between the parties and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement. This Agreement shall not be changed or modified except by a written document signed by the parties hereto.

     IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

                                        Velocity Express, Inc.


                                        By:
                                            ------------------------------------

                                        ----------------------------------------
                                        Employee

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                                    Exhibit A

     In the event Employee is offered and accepts the Severance Option under
Article 7.02 of this Agreement, he will sign a restrictive covenant that includes the following terms.

Restrictive Covenants

     The Company and Employee recognize and agree that: (i) Employee has received, and will in the future receive, substantial amounts of highly confidential and proprietary information concerning the Company, its business, customers and employees; (ii) as a consequence of using or associating himself with the Company 's name, goodwill, and reputation, Employee will develop personal and professional relationships with the Company 's current and prospective customers and clients; and (iii) provision for non-competition and non-recruitment obligations by Employee is critical to the Company 's continued economic well-being and protection of the Company 's confidential and proprietary business information. In light of these considerations, this section sets forth the terms and conditions of Employee's obligations of non-competition and non-recruitment during the Term of and subsequent to the termination of this Agreement and/or Employee's employment for any reason.

     Unless the obligation is waived or limited by the Company as set forth herein, Employee agrees that during the term of Employee's employment pursuant to this Agreement and for a period of twelve (12) months following termination of Employee's employment for any reason, Employee will not directly or indirectly (a) solicit or do competitive business with any person or entity that is or was a customer or vendor of the Company within the twelve (12) months prior to the date of termination, or (b) engage within the North American markets in which the Company engages in business at the time of termination, in any similar or related business activity in competition with the Company 's direct line of business as conducted at the time of Employee's termination. Among all other competitive actions that are likewise restricted, Employee shall not cause or attempt to cause any existing or prospective customer, client or account who then has a relationship with the Company for current or prospective business to divert, terminate, limit or in any adverse manner modify, or fail to enter into any actual or potential business with the Company.

     At its sole option, the Company may, by express written notice to Employee, waive or limit the time and/or geographic area in which Employee cannot engage in competitive activity or the scope of such competitive activity.

     For a period of twelve (12) months following termination of Employee's employment for any reason, Employee will not initiate or actively participate in any other employer's recruitment or hiring of any of the Company 's employees.

     Employee agrees that breach by him of the provisions of this article will cause the Company irreparable harm that is not fully remedied by monetary damages. In the event of a breach or threatened breach by Employee of the provisions of this article, the Company shall be entitled to an injunction restraining Employee from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Employee. Employee agrees that the Company shall be entitled to recover its costs of litigation and attorney fees incurred in enforcing this Agreement.

     The Employee understands and agrees that any violation of this article while employed by the Company may result in immediate disciplinary action by the Company, including termination of employment.

     The obligations contained in this article shall survive the termination of this Agreement.